Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2018 (except Note 17(b), as to which the date is June 11, 2018) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-225213) and related Prospectus of AVROBIO, Inc. for the registration of 5,073,800 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 11, 2018